Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia to Present CardiAMP Cell Therapy Clinical Trial Data at European Society of Cardiology Heart Failure 2021

Cell Therapy Platform Demonstrates High Dose CD34+ Cell Performance Characteristics in Patients with Ischemic Heart Failure.

June 22, 2021

SAN CARLOS, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], a company focused on developing cellular and cell derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces data from its CardiAMP Cell Therapy Heart Failure pivotal trial (ClinicalTrials.gov Identifier: NCT02438306), which are being presented at the virtual European Society of Cardiology Heart Failure Annual Meeting 2021.

The data demonstrate the high CD34+ cell dosing is being achieved in the ongoing CardiAMP cell therapy heart failure trial. CardiAMP cell therapy is an investigational therapy being studied at 24 centers in the United States where patients believed to have compelling biologic signatures in their own bone marrow cells are having these cells processed at their bedside and delivered to targeted regions of damage in their hearts.

“These early data are encouraging, showing that our CardiAMP cell therapy platform can achieve compelling therapeutic dosages which based on the totality of available data show promise for the ongoing pivotal heart failure trial to provide benefit to patients. To date, the reliable selection of patients, processing of cells, and efficient delivery of high doses of these cells to specific target locations in the heart have all been considered key obstacles in achieving a safe and effective therapy,” said Ian McNiece, Ph.D., BioCardia’s Chief Scientific Officer. “The compelling dosage data relative to other previous clinical trials released in abstract form today follows our third Data Safety Monitoring Board positive review and FDA allowing an earlier cross over option for the control group patients. Recommendations from the fourth DSMB review for the trial are imminent.”

Data on the CardiAMP Cell Therapy platform were outlined in the abstract for the poster presentation and made available to the public online today. The full poster will be available to ESC HF conference participants beginning Tuesday, June 29.

High doses of CD34+ cells delivered to patients in the CardiAMP Heart Failure Trial
Authors: Amish N Raval M.D., et. al. on behalf of the CardiAMP Heart Failure Trial Investigators

Key takeaways include:

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CardiAMP cell therapy achieves a mean therapeutic dosage of 627,000,000 total nucleated cells (TNC), inclusive of mean number of 4,500,000 CD34+ cells in the ongoing pivotal trial for patients with ischemic heart failure.

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Despite symptomatic heart failure, patient selection and point of care cell processing produces a high TNC and CD34+ cell dose. When paired with improved intramyocardial cell retention, the retained CD34+ dose exceeds those used in prior trials of enriched CD34+ cell therapy, the results of which supported clinical efficacy.

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system, the Morph® steerable guide and sheath catheter portfolio and the AVANCE™ steerable introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction. The CardiAMP Cell Therapy Heart Failure Trial has been supported financially by the Maryland Stem Cell Research Fund and the Center for Medicare and Medicaid Services.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the dosages delivered in the CardiAMP cell therapy heart failure trial, biologic signatures contained in patients’ bone marrow and the potential of the CardiAMP cell therapy as a treatment for ischemic heart failure. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Michelle McAdam, Chronic Communications, Inc.
Email: michelle@chronic-comm.com
Phone: 310-902-1274

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120